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Exhibit 99.1

AAIPHARMA ANNOUNCES PRESENTATION AT UPCOMING HEALTHCARE CONFERENCE

WILMINGTON, N.C., March 26 /PRNewswire/ -- aaiPharma Inc. (Nasdaq: AAII - news) today announced its plans to present at the upcoming Banc of America Securities Healthcare Conference. The presentation will be held at the Four Seasons Hotel in Las Vegas, Nevada on Wednesday, March 28, at 11:15 AM Pacific Standard Time.

A webcast of the audio and slide show presentation will be broadcast live over the Internet. The webcast can be accessed at http://www.veracast.com/bas_healthcare2001/webcasts/id43207204.cfm or by a link on the Company's home page at http://www.aaiPharma.com. A recording of the webcast may be accessed for 14 days after the event at the same URL.

About aaiPharma

In December 2000, Applied Analytical Industries, Inc. became aaiPharma Inc. to acknowledge the organization's growth as a specialty pharmaceutical and product life cycle management company with comprehensive drug development capabilities in the United States, Europe and Asia. Since 1979, aaiPharma has partnered with pharmaceutical companies on both a fee-for-service and royalty and milestone payment basis, providing the expertise and knowledge to create innovative, quality health care products. For more information about aaiPharma, visit the Company's website at http://www.aaipharma.com.



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